Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

DMINT, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common stock, par value $0.0001 per share	(1)	457(o)		$	$10,000,000.00	0.0001381	$1,381.00
Fees to be Paid	Other	Representative's warrants	(2)	Other				0.0001381	0.00
Fees to be Paid	Equity	Common stock under Representative's warrants	(3)	457(o)		$	$330,000.00	0.0001381	$45.57

Total Offering Amounts:							$10,330,000.00		1,426.57
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$1,426.57

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price.

Includes shares of common stock which may be issued upon exercise of a 45-day option granted to the Representative to cover over-allotments, if any.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price.

No fee required pursuant to Rule 457(g) under the Securities Act.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price.

Represents common stock underlying D. Boral Capital LLC’s (the “Representative”) warrants to purchase up to 3.0% of the shares of common stock sold in the offering, including any shares of common stock sold upon exercise of the Representative’s over-allotment option, at an exercise price equal to 110% of the public offering price of the common stock sold in the offering.